UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 10-Q


Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


For the Quarter Ended September 30, 1999    Commission File No. 1-14501


                    PENNZOIL-QUAKER STATE COMPANY
         (Exact name of registrant as specified in its charter)


             Delaware                          76-0200625
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)


Pennzoil Place, P.O. Box 2967
Houston, Texas 77252-2967
(Address of principal executive offices)




EXHIBIT








                  PENNZOIL-QUAKER STATE COMPANY AND SUBSIDIARIES
                                 INDEX TO EXHIBITS


Exhibit No.
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         12    Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 1999 and 1998.

         27    Financial Data Schedule